UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2014

The First Marblehead Corporation
(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 30, 2014, The First Marblehead Corporation (the “Corporation”) and its wholly owned subsidiary, First Marblehead Education Resources, Inc. (“FMER”), entered into a thirteenth amendment (the “Thirteenth Amendment”) with SunTrust Bank (“SunTrust”), effective as of June 1, 2014 (the “Effective Date”), to that certain loan program agreement dated as of April 20, 2010, as amended, among the Corporation, FMER and SunTrust (as amended, the “Loan Program Agreement”).  The Thirteenth Amendment extends the term of the Loan Program Agreement relating to the school-certified private education loan programs funded by SunTrust (the “Program”), and effectuates other material changes to the Loan Program Agreement, as further described herein.

Term Extension.  The Loan Program Agreement was previously set to expire on the earlier of January 31, 2015 or the date on which the account funded by the Corporation to provide credit enhancement for defaulted Program loans (the “Participation Account”) had reached its mutually agreed upon dollar limit (the “Participation Cap”).  The Thirteenth Amendment has extended the term of the Loan Program Agreement until the earlier of September 30, 2017 or the date on which the Participation Cap is reached.

Termination Rights.

Discontinuation of Private Education Loan Origination.  Pursuant to the Thirteenth Amendment, SunTrust may, on 60 days written notice, terminate the loan processing services under the Loan Program Agreement if it intends, in good faith, to discontinue all of its origination and funding of postsecondary private education loans.  If SunTrust terminates the Loan Program Agreement pursuant to this provision, it generally cannot market, originate or fund any private education loans until the earlier of 24 months from the effective termination date of the Loan Program Agreement and September 30, 2017.

Cash Deficiency.  Pursuant to the Thirteenth Amendment, SunTrust may terminate the Loan Program Agreement if, following the Effective Date, the Corporation files two consecutive periodic reports on either an Annual Report on Form 10-K (“Form 10-K”) or a Quarterly Report on Form 10-Q (“Form 10-Q”) with the Securities and Exchange Commission where the total dollar value of the Corporation’s cash, cash equivalents and short-term investments (collectively, “Cash”) reported on the Corporation’s consolidated balance sheet is less than a specified amount and, within 90 days of the date that the second consecutive periodic report was filed (such period, the “Cure Period”), SunTrust provides written notice of its intent to terminate.  Among other things, if, during the Cure Period, the Corporation can demonstrate that, as of a month end during the Cure Period, its Cash is equal to or greater than such specified amount, SunTrust will not be allowed to terminate the Loan Program Agreement.  In addition, if at any time during the term of the Loan Program Agreement, the Corporation files a periodic report on Form 10-K or Form 10-Q with the Securities and Exchange Commission where the total dollar value of its Cash is less than a specified amount (which amount is lower than the amount discussed above), SunTrust may terminate the Loan Program Agreement upon written notice from SunTrust within 90 days of the date on which such periodic report was filed without regard to the Cure Period.

Participation Account.  Pursuant to the Thirteenth Amendment, the Corporation has decreased the amount of credit enhancement, expressed as a percentage of expected defaults over disbursed loan volume (the “Participation Percentage”), it will provide to serve as a first-loss reserve for defaulted Program loans, regardless of application or disbursement date.  Following the Effective Date, the Corporation will adjust the balance of the Participation Account to reflect the reduced percentage deposited with regard to Program loans made prior to the Effective Date (“Loan Group I”), and shall be entitled to a payment of any excess funds (the “True-Up Payment”) once the balance of the Participation Account reflects the revised Participation Percentage for Loan Group I.  Subject to the Participation Cap, the Corporation will continue to provide supplementary deposits into the Participation Account on a quarterly basis during the term of the Loan Program Agreement based on the Participation Percentage and Program loan disbursements.

Except for the True-Up Payment discussed above, for Program loans included in Loan Group I, the Corporation may withdraw amounts from the Participation Account beginning with the first full month after two (2) years from the Effective Date and for Program loans with applications received on or after the Effective Date, the Corporation may withdraw amounts from the Participation Account beginning with the first full month after September 30, 2019.  In each case, such withdrawals are limited to the extent that funds in the Participation Account as of the end of any month exceed a specified threshold that is calculated based on the Participation Percentage and the total outstanding principal amount of Program loans.

Compensation.  The Thirteenth Amendment has amended the Corporation’s compensation for certain services provided pursuant to the Loan Program Agreement, effective as of April 1, 2014.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Compensatory Arrangements of Executive Officers and Directors

At a meeting held on May 28, 2014, the independent members of the Board of Directors of the Corporation made the following determinations:

•
Approved a retention cash bonus in the amount of $25,000 to Richard Neely.  This retention bonus, which is payable on September 30, 2014, was made outside of the Corporation’s executive incentive compensation plan.

•	Approved an increase in Mr. Neely’s base salary to $202,250, effective June 1, 2014.

Item 8.01	Other Events

Press Release

On June 2, 2014, the Corporation issued a press release announcing its entry into the Thirteenth Amendment.  The full text of the press release issued in connection with this announcement is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Equity Grant

The independent members of the Board of Directors approved a grant of 5,568 restricted stock units (“RSUs”) to Mr. Neely, on June 2, 2014.  The RSUs will vest in four equal annual installments beginning on the first anniversary of the grant date and ending on June 2, 2018.

UFSB Dissolution

On May 28, 2014, the Board of Directors of Union Federal Savings Bank (“UFSB”), a wholly owned subsidiary of the Corporation, approved the dissolution of UFSB, and authorized UFSB to prepare a plan of voluntary dissolution pursuant to Code of Federal Regulations, Title 12, Part 146, Section 146.4 (the “Plan”), subject to approval of the Board of Directors of UFSB, the Office of the Comptroller of the Currency (the “OCC”) and the Corporation, as sole stockholder of UFSB.

On May 28, 2014, the Board of Directors of the Corporation approved UFSB’s plan to pursue the dissolution of UFSB and to prepare the Plan, subject to approval of the Plan by the Corporation, as sole stockholder of UFSB.

In connection with the voluntary dissolution of UFSB, UFSB expects that to the extent not assumed by another insured depository institution, all deposits will be paid off at the earlier of maturity or the effectiveness of the dissolution.  At March 31, 2014, UFSB had total assets of $194.7 million, including cash and cash equivalents of $74.2 million, marketable securities of $62.6 million, loans of $55.8 million, including $21.7 million of loans classified as available-for-sale, and other assets of $2.1 million.  As of March 31, 2014, UFSB had total liabilities of $169.2 million, including deposits of $167.6 million and other liabilities of $1.6 million, and had shareholders’ equity of $25.5 million.

In addition, the Corporation and UFSB expect to incur charges related to lease obligations, severance and retention costs, legal feels, contract termination provisions and potential losses related to the liquidation of certain assets, as well as other associated costs, in connection with the Plan.  As of the date of this Current Report on Form 8-K, UFSB was in the process of developing the Plan and an estimate of related charges, and the Corporation does not currently have a reasonable estimate of the costs that will be incurred or the specifics of the Plan.  Furthermore, depending on the timing and extent of the dissolution process, the Corporation may purchase certain assets from UFSB or advance funds to facilitate deposit redemptions on a temporary basis before the assets are ultimately liquidated.

The Corporation will provide an update when the Plan is approved and reasonable estimates of the costs to be incurred can be derived.

Cautionary Statement

Statements in this Current Report on Form 8-K regarding the planned dissolution of UFSB, including the approval of any such plan of dissolution by the Board of Directors of UFSB, the OCC and the Corporation, as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based upon the Corporation’s plans, estimates and expectations as of June 2, 2014.  The inclusion of this forward-looking information should not be regarded as a representation by the Corporation or any other person that the future results, plans, estimates, intentions or expectations expressed or implied by the Corporation will be achieved.  You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause the planned dissolution of UFSB, or the timing of events, to be materially different than those expressed or implied by forward-looking statements.  Important factors that could cause or contribute to such differences include: the required approval of the Plan by UFSB, the OCC and the Corporation and the timing of any such approvals; and the other factors set forth under the caption “Part II – Item 1A. Risk Factors” in the Corporation’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on May 8, 2014.  The Corporation specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K, even if the Corporation’s estimates change, and you should not rely on those statements as representing the Corporation's views as of any date subsequent to the date of this Current Report on Form 8-K.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

99.1	Press release issued by The First Marblehead Corporation on June 2, 2014 entitled “First Marblehead and SunTrust Extend Contract Until 2017”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION
Date: June 2, 2014	By:	/s/ Seth Gelber
Seth Gelber President, Chief OperatingOfficer and Managing Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1	Press release issued by The First Marblehead Corporation on June 2, 2014 entitled “First Marblehead and SunTrust Extend Contract Until 2017”